Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

PolyOne Completes Clariant Masterbatch Acquisition,

Announces New Name: Avient Corporation

CLEVELAND – July 1, 2020 – PolyOne Corporation (NYSE: POL), a leading global provider of specialized polymer materials, services and sustainable solutions, has completed its purchase of the color masterbatch businesses of Clariant and Clariant Chemicals India Ltd. PolyOne also announced that it has changed its name and will now be called Avient.

“We proudly welcome our newest associates and valued customers from Clariant Masterbatch. They are joining us on Day 1 of this new era for our company, which as of today will be named Avient,” said Robert M. Patterson, Chairman, President and Chief Executive Officer, Avient.

Mr. Patterson continued, “Under this new brand, we bring two global leaders together to create a specialty company focused on sustainable solutions for our customers, being a Great Place to Work for our associates, and creating value for all stakeholders.”

The entry into the agreement to acquire the Clariant Masterbatch business was originally announced in December 2019. The Clariant Masterbatch business includes 46 manufacturing operations and technology centers in 29 countries and approximately 3,500 employees, who will join Avient’s Color, Additives and Inks segment.

The combined net purchase price is $1.44 billion (see Attachment 1), representing a 10.8x multiple of 2019 adjusted EBITDA, or 7.5x including anticipated synergies.

“With this acquisition, Avient now expects over 85% of adjusted EBITDA to be generated from specialty applications,” said Mr. Patterson. “This is up from less than 10% when our specialty journey began over a decade ago. While we honor the legacies of our past organizations, under our new name Avient, we come together and look to the future as a world-class sustainable organization.”

The company outlined key priorities for the new organization:

•	Keeping Safety First – PolyOne and Clariant are both ACC Responsible Care® companies, and nothing is more important than the health, safety and well-being of our people.

•	Being a Great Place to Work – We listen to feedback from our associates then take action in building our high-performance culture and being a global employer of choice.

•	Advancing Inclusion and Diversity – All associates are valued and encouraged to bring their true selves to work every day.

•

Leading in Sustainability – PolyOne and Clariant are both founding members of the Alliance to End Plastic Waste. Through our four Ps of Sustainability (People, Products, Planet and Performance) we commit to meeting the needs of the present without compromising the ability of future generations to do the same.

•	Investing in Innovation – Specialty companies invest to grow, so we ensure our resources are concentrated on material science for high-growth end markets, poised for value creation in the long term.

•	Operating Globally, Serving Locally – As a truly global company, we have operations and technical expertise around the world to efficiently serve our customers…wherever they may need us.

•	Leveraging Service as Our Timeless Differentiator – We serve our customers with excellence to build trusting, lasting and collaborative relationships.

•

Delivering Financially for All Stakeholders – Performance is inextricably linked to the investments we make in People, Products and Planet. Capturing acquisition synergies and solidifying Avient as a specialty growth company ensures ongoing longevity and value creation for our associates, customers, communities and shareholders.

Mr. Patterson concluded, “These endeavors are made possible by the joining of our businesses. We are better together.”

In conjunction with its rebranding and new name, the company’s ticker symbol will change from “POL” to “AVNT,” effective at the start of trading on July 13, 2020. As of that date, the “POL” trading symbol will no longer be active.

About Avient

Avient Corporation, with 2019 revenues of $2.9 billion, provides specialized and sustainable material solutions that transform customer challenges into opportunities, bringing new products to life for a better world. Examples include:

•	Barrier technologies that preserve the shelf-life and quality of food, beverages, medicine and other perishable goods through high-performance materials that require less plastic

•	Light-weighting solutions that replace heavier traditional materials like metal, glass and wood, which can improve fuel efficiency in all modes of transportation

•	Breakthrough technologies that minimize wastewater and improve the recyclability of materials and packaging across a spectrum of end uses

Avient employs approximately 9,100 associates and is certified ACC Responsible Care® and a founding member of the Alliance to End Plastic Waste. For more information, visit www.avient.com.

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To access Avient’s news library online, please visit www.avient.com/news

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: our ability to achieve the strategic and other objectives relating to the acquisition, including any expected synergies; our ability to successfully integrate Clariant’s masterbatch business and achieve the expected results of the acquisition, including, without limitation, the acquisition being accretive; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; the current and potential future impact of the COVID-19 pandemic on our business, results of operations, financial position or cash flows; changes in polymer consumption growth rates and laws and regulations regarding plastics in jurisdictions where we conduct business; fluctuations in raw material prices, quality and supply, and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve the anticipated financial benefit from initiatives related to acquisition and integration, working capital reductions, costs reductions and employee productivity goals; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; information systems failures and cyberattacks; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

Investor Relations Contact:

Joe Di Salvo

Vice President, Treasurer and Investor Relations

Avient Corporation

+1 440-930-1921

giuseppe.disalvo@polyone.com

Media Contact:

Kyle G. Rose

Vice President, Corporate Communications

Avient Corporation

+1 440-930-3162

kyle.rose@polyone.com

Attachment 1

Net Purchase Price

(Dollars in millions)

Clariant masterbatch	$1,500
Clariant India masterbatch	56
Less: Lease adjustment	(117)

Net purchase price	$1,439
Less: Working capital adjustment	(6)
Plus: Net cash acquired	55

Funds to Seller	$1,488